Exhibit 99.1

This news release constitutes a “designated news release” for the purposes of Canopy Growth’s prospectus supplement dated August 29, 2025 to its short form base shelf prospectus dated June 5, 2024

Canopy Growth Announces Strategic Recapitalization Transactions

Significantly Strengthening Balance Sheet to Support Growth Strategy

Refinances Term Loan due 2027 and Exchanges Convertible Debentures due 2029, Extending Maturities of All Outstanding Indebtedness to Earliest January 2031 While Enhancing Liquidity Profile

SMITHS FALLS, ON. January 8, 2026 -- Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX: WEED) (Nasdaq: CGC), a world-leading cannabis company dedicated to unleashing the power of cannabis to improve lives, announced today that the Company has entered into a series of transactions to recapitalize its balance sheet and extend the maturity dates of all outstanding indebtedness to January 2031 at the earliest. At the conclusion of these Transactions (as defined below), Canopy Growth is expected to have cash on hand of approximately C$425 million, providing additional flexibility to support the Company’s long-term priorities.

“Today, Canopy Growth moves forward from a position of strength, supported by a robust balance sheet, enhanced liquidity, extended debt maturities, and a clear strategic direction,” said Tom Stewart, Chief Financial Officer of Canopy Growth. “We have created a financial runway through 2031, giving us the ability to seize opportunities for growth, building on the momentum of our previously announced acquisition of MTL Cannabis Corp.”

“As we continue to execute our strategy focused on disciplined growth, operational excellence and financial stewardship, these Transactions enable the strategic scaling necessary to reinforce Canopy Growth’s leadership position, support growing demand in the European medical market, and advance our path to sustained Adjusted EBITDA profitability,” said Luc Mongeau, Chief Executive Officer of Canopy Growth.

Term Loan Transaction

In accordance with the terms of a term loan agreement (the “Loan Agreement”), the Company will receive net proceeds of US$150 million (the “Term Loan”) in connection with the Loan Agreement (the “Loan Transaction”) from a group of lenders led by JGB Management Inc. (the “Lenders”), with the Term Loan maturing in January 2031. Canopy Growth intends to use the net proceeds from the Term Loan to (i) repay its existing senior secured debt in the principal amount of approximately US$101 million due September 2027; (ii) for working capital and general corporate purposes; and (iii) to fund any potential future acquisitions.

The Term Loan will bear interest at an annual rate equal to the applicable Term SOFR rate (subject to a minimum floor of 3.25%) plus 6.25%, representing a decrease in the Company’s cash interest rate compared with its current existing senior secured debt.

Convertible Debenture Exchange

Concurrently with the execution of the Loan Agreement, Canopy Growth also entered into an exchange agreement (the “Exchange Agreement”) with a single institutional investor (the “Investor”) pursuant to which Canopy Growth will exchange approximately C$96.4 million of existing convertible debentures due May 2029 (the “Existing Debentures”) for approximately C$80 million (the “Exchange Transaction” and together with the Loan Transaction, the “Transactions”) comprising: (a) C$55 million of new convertible debentures (the “Debentures”) due July 2031; (b) C$10.5 million in cash; (c) 9,493,670 common shares of the Company (the “Common Shares”); and (d) 12,731,481 Common Share purchase warrants of the Company (the “Investor Warrants”). The Debentures will bear interest at a rate of 7.50% per annum, payable semi-annually in cash, and will be convertible into Common Shares at the option of the holder at a conversion price equal to C$1.83 per Common Share.

The Transactions are expected to close on or around January 8, 2026 (the “Closing Date”), subject to customary closing conditions.

Additional Transaction Details

The aggregate principal amount of the Term Loan is approximately US$162 million reflecting an original issue discount. Interest on the Term Loan will be paid monthly in arrears in cash. Following the first anniversary of the first interest payment date, each Lender will have the option to require the borrowers to repay such Lender its pro rata share of up to US$3 million of principal per calendar month on each payment date thereafter. Prepayment and repayment of the Term Loan will be subject to (i) an interest make-whole equal to 12 monthly interest payments less any payments made by the borrowers on account of interest prior to the date of such prepayment for any prepayments or repayments made during the first year of the Term Loan and (ii) an exit fee equal to approximately US$6.5 million, provided that, with respect to any partial payment of the Term Loan, only the pro rata portion of such exit fee will be payable at the time of each such partial payment. The Term Loan and obligations under the Loan Agreement and other related loan documents will be secured by substantially all of the assets of the Company and each of its material subsidiaries.

The Loan Agreement also includes certain prepayment fees, a minimum cash requirement of the lesser of US$90 million, or the principal amount of the term loan, and various other representations, warranties, covenants and events of default customary for a financing of this nature.

In connection with the Loan Agreement, on the Closing Date, the Company will issue 18,705,577 common share purchase warrants of the Company (the “Loan Warrants”) to the Lenders. Each Loan Warrant will entitle the holder to acquire one Common Share at an exercise price equal to US$1.30 per Common Share for a period of five years from the Closing Date. Pursuant to the Exchange Transaction, each Investor Warrant will entitle the holder to acquire one Common Share at an exercise price equal to C$2.16 per Common Share for a period of five years from the Closing Date.

On the Closing Date, the Company will enter into registration rights agreements with the Investor and the Lenders, as applicable, pursuant to which the Company will agree to file registration statements with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the Common Shares issued to the Investor in the Exchange Transaction and the Common Shares underlying the Debentures and the Investor Warrants as well as the Loan Warrants, as applicable.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Canaccord Genuity Corp. acted as exclusive financial advisor and Cassels Brock & Blackwell LLP acted as Canadian counsel to Canopy Growth in connection with the Transactions. Goodwin Procter LLP and Paul Hastings LLP acted as US counsel to Canopy Growth in connection with the Loan Transaction and the Exchange Transaction, respectively. Haynes and Boone, LLP and Stikeman Elliott LLP acted as counsel to JGB Management Inc. in connection with the Loan Transaction.

More Information

Alex Thomas

Sr. Director, Communications

alex.thomas@canopygrowth.com

Investor Contact:

Tyler Burns

Director, Investor Relations

tyler.burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a world leading cannabis company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to consumers, Canopy Growth delivers innovative products from owned and licensed brands including Tweed, 7ACRES, DOJA, Deep Space and Claybourne, as well as category defining vaporization devices by Storz & Bickel. In addition, Canopy Growth serves medical cannabis patients globally with principal operations in Canada, Europe and Australia.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through an unconsolidated, non-controlling interest in Canopy USA, LLC (“Canopy USA”). Canopy USA’s portfolio includes ownership of Acreage Holdings, Inc., a vertically integrated multi-state cannabis operator with operations throughout the U.S. Northeast and Midwest, as well as ownership of Wana Wellness, LLC, The Cima Group, LLC, and Mountain High Products, LLC, a leading North American edibles brand, and majority ownership of Lemurian Inc., a California-based producer of high-quality cannabis extracts and clean vape technology.

At Canopy Growth, we’re shaping a future where cannabis is embraced for its potential to enhance well-being and improve lives. With high-quality products, a commitment to responsible use, and a focus on enhancing the communities where we live and work, we’re paving the way for a better understanding of all that cannabis can offer.

For more information visit www.canopygrowth.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Examples of such statements and uncertainties include statements with respect to the Company’s debt extinguishment; expectations regarding cash on hand following the closings of the Transactions; the expected benefits of the Transactions, including the Company’s strengthened financial position, opportunities for growth and strategic scaling; the ability to advance to sustained Adjusted EBITDA profitability; the expected closing date of the Transactions, including the satisfaction or waiver of the closing conditions set out in the Loan Agreement and the Exchange Agreement; the anticipated issuance of the Loan Warrants, Common Shares, Debentures and Investor Warrants in connection with the Transactions; expectations regarding the use of proceeds from the Loan Transaction; and expectations for other economic, business, and/or competitive factors.

Risks, uncertainties and other factors involved with forward-looking information or statements could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including risks relating to the dilutive impact of the transactions and future resales of Common Shares in the public market, which may negatively affect the stock price of Common Shares; negative operating cash flow; uncertainty of additional financing; use of proceeds; volatility in the price of the Common Shares; risks relating to the overall macroeconomic environment, which may impact customer spending, costs and margins, including tariffs (and related retaliatory measures), the levels of inflation, and interest rates; expectations regarding future investment, growth and expansion of operations; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis; additional dilution; political risks and risks relating to regulatory change, including with respect to reimbursement rates in the medical cannabis market; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and with the SEC through EDGAR at www.sec.gov/edgar, including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2025 and its subsequently filed quarterly reports on Form 10-Q.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information or statements and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information or statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.